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                                                                      EXHIBIT 12


                  MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                  ------------------------------------------
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------
                            (Dollars In Thousands)


                                                     For the Three Months
                                                            Ended
                                                 -------------------------------
                                                  March 31,           April 1,
                                                    1995                1994
                                                 ----------          -----------

Pretax earnings from continuing operations...    $  378,792          $  652,208

Deduct equity in undistributed net earnings
    of unconsolidated subsidiaries...........             -              (3,048)
                                                 ----------          ----------

Total pretax earnings from continuing
    operations...............................       378,792             649,160
                                                 ----------          ----------

Add:  Fixed Charges(A)

           Interest..........................     2,781,009           1,899,427

           Amortization of debt expense......           709                 797
                                                 ----------          ----------

         Total interest......................     2,781,718           1,900,224

         Interest factor in rents............        32,355              33,564
                                                 ----------          ----------

Total fixed charges..........................     2,814,073           1,933,788
                                                 ----------          ----------

Pretax earnings before fixed charges.........    $3,192,865          $2,582,948
                                                 ==========          ==========

Ratio of earnings to fixed charges...........          1.13                1.34
                                                 ==========          ==========


(A)  There was no capitalized interest for the 1995 and 1994 first quarters.

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